Exhibit 99.1

GameSquare Holdings Reports Record 2024 Third Quarter Results

Q3 2024 revenue increased 10% YoY vs proforma Q3 23 to a third-quarter record of $26.4 million

Q3 2024 adjusted EBITDA loss improves significantly vs YoY proforma Q3 2023 and QoQ Q2 2024 to $2.2 million, demonstrating continued benefits of growth strategies and cost reduction initiatives

GameSquare expects 2024 to be a record year with annual proforma revenue between $105 - $110 million

November 14, 2024, FRISCO, TX – GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announced its financial results for the three and nine-months ended September 30, 2024.

Justin Kenna, CEO of GameSquare, stated, “GameSquare delivered strong third quarter financial results that were in line with our pre-announcement, and reflect the strategies underway to drive organic sales growth, complete the integration of our recent acquisitions, and build a profitable organization. On a sequential basis, I am encouraged by the 500 basis-point expansion in gross margin, the 11.1% reduction in operating expenses, and the $3.2 million improvement in Adjusted EBITDA.”

“We also continue to pursue strategies aimed at strengthening our balance sheet and this morning we further solidified our balance sheet with a new $10 million convertible note with an entity controlled by Matt Kalish. This new capital, combined with over $11 million of cash on our balance sheet at September 30, 2024, provides us with increased flexibility to pay down our existing equity line facility with funds managed by Yorkville Advisors Global L.P. and take advantage of opportunities to accelerate revenue growth in the fourth quarter and beyond.”

“Positive momentum is growing across our business as more brands recognize the value of our next generation media platform. Our interconnected media, creative, and technology capabilities continue to provide brands with best-in-class solutions to connect and engage with youth audiences at scale. We expect to end 2024 with record revenue, a record backlog of committed revenue, a higher number of customers on retainer, and a growing pipeline. As a result, we believe 2025 will be a strong year of growth and significantly improved profitability,” concluded Mr. Kenna.

Reported results for the third quarter ended September 30, 2024, compared to September 30, 2023

●	Revenue of $26.4 million, compared to $11.5 million
●	Gross profit of $5.2 million, compared to $2.5 million
●	Net loss attributable to GameSquare of $5.5 million, compared to a net loss of $5.1 million
●	Adjusted EBITDA loss of $2.2 million, compared to a loss of $3.9 million

Proforma* results for the third quarter ended September 30, 2024, compared to September 30, 2023

(unless otherwise noted)

●	Revenue of $26.4 million, compared to $24.0 million
●	Gross profit of $5.2 million, compared to $3.4 million
●	Gross margin of 19.8%, compared to 14.0%
●	Operating expenses of $8.9 million, or 33.8% of revenue, compared to $13.8 million or 57.4% of revenue last year
●	Adjusted EBITDA loss of $2.2 million, compared to a loss of $10.4 million last year, and a loss of $5.4 million for the quarter ended June 30, 2024, and $7.9 million for the quarter ended March 31, 2024

●	Adjusted EBITDA loss was 8.2% of revenue versus 43.4% of revenue last year, a loss of 18.9% of revenue for the quarter ended June 30, 2024, and 33.7% of revenue for the quarter ended March 31, 2024

* Proforma financial results includes a full quarter contribution of FaZe Clan in the 2023 period.

Reported results for the nine months ended September 30, 2024, compared to September 30, 2023

●	Revenue of $72.7 million, compared to $25.7 million
●	Gross profit of $12.9 million, compared to $6.6 million
●	Net loss attributable to GameSquare of $22.4 million, compared to a net loss of $13.5 million
●	Adjusted EBITDA loss of $11.7 million, compared to a loss of $8.8 million

Proforma* results for the nine months ended September 30, 2024, compared to September 30, 2023

●	Revenue of $78.5 million, compared to $71.2 million
●	Gross profit of $13.2 million, compared to $12.0 million
●	Operating expenses of $30.5 million, or 38.9% of revenue, compared to $46.7 million or 65.6% of revenue last year
●	Adjusted EBITDA loss of $15.5 million, compared to a loss of $34.7 million
●	Adjusted EBITDA loss was 19.7% of revenue, versus 48.8% of revenue last year

* Proforma financial results includes a full year-to-date contribution of FaZe Clan in the 2024 period, and includes a full year-to-date contribution of Engine and FaZe Clan in the 2023 period.

2024 Annual Guidance

●	Management expects 2024 annual proforma revenue to be between $105 million to $110 million
●	2024’s annual guidance is based on a proforma basis and includes a full 12 months of contribution from FaZe Clan, which was acquired on March 7, 2024
●	When comparing the third quarter of 2024 and 2023 results of Faze Clan, the Company has removed approximately $17 million of annualized costs, and expects to remove additional costs during the fourth quarter of 2024
●	Management anticipates continual quarterly improvements to profitability throughout 2024 supported by sales growth, gross margin improvement, and the benefit of cost saving initiatives

Conference Call Details

Justin Kenna, CEO, Lou Schwartz, President, and Mike Munoz CFO are scheduled to host a conference call with the investment community. Analysts and interested investors can join the call via the details below:

Date: November 14, 2024

Time: 4:30 pm ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=1IFae2yL

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare’s (NASDAQ: GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through FaZe Clan, one of the most prominent and influential gaming organizations in the world. With one of the largest gaming media networks in North America, as verified by Comscore, we are reshaping the landscape of digital media and immersive entertainment. GameSquare’s largest investors are Dallas Cowboys owner Jerry Jones and the Goff family.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s and FaZe Media’s future performance, revenue, growth and profitability; and the Company’s and FaZe Media’s ability to execute their business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s and FaZe Media’s ability to grow their business and being able to execute on their business plans, the Company being able to complete and successfully integrate acquisitions, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30, 2024	December 31, 2023
Assets
Cash	$11,199,013	$2,945,373
Restricted cash	-	47,465
Accounts receivable, net	25,559,861	16,459,684
Government remittances	1,311,968	1,665,597
Contingent consideration, current	293,445	207,673
Promissory note receivable, current	341,378	-
Prepaid expenses and other current assets	3,046,798	916,740
Total current assets	41,752,463	22,242,532
Investment	2,673,472	2,673,472
Contingent consideration, non-current	-	293,445
Promissory note receivable	8,987,416	-
Property and equipment, net	455,690	2,464,633
Goodwill	22,783,315	16,303,989
Intangible assets, net	21,706,994	18,574,144
Right-of-use assets	2,743,255	2,159,693
Total assets	$101,102,605	$64,711,908
Liabilities and Shareholders’ Equity
Accounts payable	$28,968,243	$23,493,472
Accrued expenses and other current liabilities	13,232,256	5,289,149
Players liability account	-	47,465
Deferred revenue	2,082,235	1,930,028
Current portion of operating lease liability	741,462	367,487
Line of credit	4,321,038	4,518,571
Convertible debt carried at fair value	8,850,282	-
Warrant liability	20,605	102,284
Arbitration reserve	176,416	428,624
Total current liabilities	58,392,537	36,177,080
Convertible debt carried at fair value	-	8,176,928
Operating lease liability	2,234,377	1,994,961
Total liabilities	60,626,914	46,348,969
Commitments and contingencies (Note 14)
Preferred stock (no par value, unlimited shares authorized, zero shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	-	-
Common stock (no par value, unlimited shares authorized, 31,586,409 and 12,989,128 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	-	-
Additional paid-in capital	117,883,238	91,915,169
Accumulated other comprehensive loss	241,106	(132,081)
Non-controlling interest	18,130,467	-
Accumulated deficit	(95,779,120)	(73,420,149)
Total shareholders’ equity	40,475,691	18,362,939
Total liabilities and shareholders’ equity	$101,102,605	$64,711,908

GameSquare Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$26,413,226	$11,501,446	$72,728,415	$25,653,411
Cost of revenue	21,171,114	8,989,706	59,858,943	19,074,708
Gross profit	5,242,112	2,511,740	12,869,472	6,578,703
Operating expenses:
General and administrative	6,180,523	4,734,909	18,233,771	11,605,255
Selling and marketing	2,202,182	1,465,378	6,856,774	3,947,100
Research and development	804,258	439,822	2,370,927	1,100,791
Depreciation and amortization	803,687	571,972	2,513,882	1,295,669
Restructuring charges	382,983	92,334	506,829	386,620
Other operating expenses	1,287,223	688,935	3,375,360	2,186,916
Total operating expenses	11,660,856	7,993,350	33,857,543	20,522,351
Loss from continuing operations	(6,418,744)	(5,481,610)	(20,988,071)	(13,943,648)
Other income (expense), net:
Interest expense	(54,106)	(209,237)	(681,491)	(354,561)
Loss on debt extinguishment	(1,032,070)	-	(1,032,070)	-
Change in fair value of convertible debt carried at fair value	(98,937)	86,127	357,822	541,136
Change in fair value of warrant liability	26,482	133,216	79,382	1,844,094
Arbitration settlement reserve	113,583	212,234	252,208	951,878
Other income (expense), net	(478)	(227,201)	(4,066,022)	(189,307)
Total other income (expense), net	(1,045,526)	(4,861)	(5,090,171)	2,793,240
Loss from continuing operations before income taxes	(7,464,270)	(5,486,471)	(26,078,242)	(11,150,408)
Income tax benefit	-	11,469	-	16,496
Net loss from continuing operations	(7,464,270)	(5,475,002)	(26,078,242)	(11,133,912)
Net income (loss) from discontinued operations	(145)	423,303	1,349,738	(2,347,244)
Net loss	(7,464,415)	(5,051,699)	(24,728,504)	(13,481,156)
Net loss attributable to non-controlling interest	1,979,943	-	2,369,533	-
Net loss attributable to attributable to GameSquare Holdings, Inc.	$(5,484,472)	$(5,051,699)	$(22,358,971)	$(13,481,156)

Comprehensive loss, net of tax:
Net loss	$(7,464,415)	$(5,051,699)	$(24,728,504)	$(13,481,156)
Change in foreign currency translation adjustment	360,004	212,040	373,187	100,687
Comprehensive loss	(7,104,411)	(4,839,659)	(24,355,317)	(13,380,469)
Comprehensive income attributable to non-controlling interest	1,979,943	-	2,369,533	-
Comprehensive loss	$(5,124,468)	$(4,839,659)	$(21,985,784)	$(13,380,469)

Income (loss) per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution:
From continuing operations	$(0.18)	$(0.45)	$(0.90)	$(1.06)
From discontinued operations	(0.00)	0.03	0.05	(0.22)
Loss per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution	$(0.18)	$(0.42)	$(0.85)	$(1.28)
Weighted average common shares outstanding - basic and diluted	31,270,253	12,131,409	26,378,453	10,510,845

Management’s use of Non-GAAP Measures

This release contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

We believe EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “EBITDA” as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and other non-cash items, including, but not limited to (i) share based compensation expense, (ii) transaction costs related to merger and acquisition activities, (iii) arbitration settlement reserves and other non-recurring legal settlement expenses, (iv) restructuring costs, primarily comprised of employee severance resulting from integration of acquired businesses, (v) impairment of goodwill and intangible assets, (vi) gains and losses on extinguishment of debt, (vii) change in fair value of assets and liabilities adjusted to fair value on a quarterly basis, (viii) gains and losses from discontinued operations, and (ix) net income (loss) attributable to non-controlling interest.

Reconciliation of Non-GAAP Measures

A reconciliation of Adjusted EBITDA to the most directly comparable measure determined under US GAAP is set out below.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net loss	$(7,464,415)	$(5,051,699)	$(24,728,504)	$(13,481,156)
Interest expense	54,106	209,237	681,491	354,561
Income tax benefit	-	(11,469)	-	(16,496)
Amortization and depreciation	803,687	571,972	2,513,882	1,295,669
Share-based payments	267,117	405,907	1,288,484	1,288,292
Transaction costs	1,287,223	688,935	3,417,687	2,186,916
Arbitration settlement reserve	(113,583)	(212,234)	(252,208)	(951,878)
Restructuring costs	382,983	92,334	506,829	386,620
Legal settlement	-	3,381	-	187,105
Loss on extinguishment of debt	1,032,070	-	1,032,070	-
Change in fair value of contingent consideration	-	-	(42,327)	-
Change in fair value of warrant liability	(26,482)	(133,216)	(79,382)	(1,844,094)
Change in fair value of convertible debt carried at fair value	98,937	(86,127)	(357,822)	(541,136)
Gain on disposition of subsidiary	-	-	(3,009,891)	-
Loss on disposition of assets	-	-	3,764,474	-
Loss from discontinued operations	145	(423,303)	1,660,153	2,347,244
Net loss attributable to non-controlling interest	1,979,943	-	2,369,533	-
Net loss attributable to non-controlling interest (adjustment for NCI share of add backs to Adjusted EBITDA)	(467,632)	-	(467,632)	-
Adjusted EBITDA	$(2,165,901)	$(3,946,282)	$(11,703,163)	$(8,788,353)